Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-169050 on Form S-8 of our report dated December 16, 2011, relating to the financial statements of FundQuest, Incorporated as of and for the year ended December 31, 2010, appearing in this Current Report on Form 8-K/A of Envestnet, Inc.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 27, 2012